UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 21, 2011
(Date of earliest event reported)

KIMBERLY-CLARK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-225	39-0394230

(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

P.O. Box 619100, Dallas, Texas	75261-9100
(Address of principal executive offices)	(Zip Code)

(972) 281-1200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)           On April 21, 2011, stockholders of Kimberly-Clark Corporation (the “Company”) approved the Kimberly-Clark 2011 Outside Directors’ Compensation Plan (the “2011 Directors Plan”), which is a renewal, amendment and restatement of Kimberly-Clark Outside Directors’ Plan (the “2001 Directors Plan”).  The 2011 Directors Plan was approved by the Board of Directors on February 18, 2011, to be effective upon stockholder approval.  The key changes in the 2011 Directors Plan from the 2001 Directors Plan are:

Name of Plan:	The 2001 Directors Plan has been renamed as the 2011 Directors Plan.
Term:	The term of the 2011 Directors Plan has been extended to April 20, 2021.
Change of Control:
The 2011 Directors Plan provides that stock options outstanding under the 2011 Directors Plan are fully exercisable if the Outside Director separates from service as a Director within the two year period following the date of a change of control of the Company, as defined in the 2011 Directors Plan (often referred to as a “double trigger”).  The 2001 Directors Plan did not contain a double trigger provision.

The 2011 Directors Plan increases the change of control threshold from ownership of 20 percent or more of the total number of votes that may be cast for the election of Directors of the Company to 30 percent.

Re-pricings/ Cash Buyouts Prohibited:
The 2011 Directors Plan prohibits any stock option or stock appreciation right (“SAR”) from being re-priced, replaced, re-granted through cancellation, or modified without stockholder approval if the effect would be to reduce the exercise price for the shares underlying the option, and no stock option or SAR may be repurchased for cash at a time when the price is equal to or less than the fair market value of the underlying shares.  These actions may be taken, however, subject to stockholder approval.  The 2001 Directors Plan did not contain this prohibition.

The foregoing description of the 2011 Directors Plan is qualified by reference to the full text of the 2011 Directors Plan, a copy of which is attached as Exhibit 10.1 and incorporated by reference.

Also on April 21, 2011, stockholders of the Company approved the Kimberly-Clark 2011 Equity Participation Plan (the “2011 Plan”), which is a renewal, amendment and restatement of the Kimberly-Clark 2001 Equity Participation Plan (the “2001 Plan”).  The 2011 Plan was approved by the Board of Directors on February 18, 2011, to be effective upon stockholder approval.  The key changes in the 2011 Plan from the 2001 Plan are:

Name of Plan:	The 2001 Plan has been renamed as the 2011 Plan.
Number of Shares:
The 2011 Plan increases the number of shares of Company common stock authorized for issuance under the 2001 Plan by 17,000,000.  The 2011 Plan provides for a maximum number of shares available for grants of restricted shares and restricted share units, performance awards settled in shares of Company common stock, and all other stock-based awards settled in shares of Company common stock (other than stock options and SARs).

Term:	The term of the 2011 Plan has been extended to April 20, 2021.

Vesting:
The 2011 Plan provides that an award (other than an award subject to performance goals) may not vest in whole in less than three years from the date of grant. Notwithstanding the preceding sentence, in certain limited situations such as for new hires, retirement and certain other limited situations warranting a shorter or no vesting period, as determined by the Management Development and Compensation Committee (the “Committee”), these awards may vest in whole in less than three years from the date of grant, provided that these awards to not constitute more than ten percent of the shares of Company common stock covered by all awards granted in any calendar year.  Awards subject to performance goals may not vest in whole in less than one year from the date of grant.  This provision was not in the 2001 Plan.

Re-pricings/ Cash Buyouts Prohibited:
The 2011 Plan prohibits, without stockholder approval, a stock option or a SAR from being repurchased for cash at a time when the price is equal to or less than the fair market value of the underlying shares.  The 2011 Plan also prohibits any option or SAR from being re-priced, replaced, re-granted through cancellation, or modified without stockholder approval if the effect would be to reduce the exercise price for the shares underlying the option.

The 2001 Plan did not contain the prohibition on cash repurchases of underwater options and SARs but did contain the above prohibition on re-pricings, replacing, re-grantings through cancellation and modifications without stockholder approval.

Dividend Equivalents:	The 2011 Plan provides that, unless otherwise determined by the Committee, dividend equivalents will be paid only to the extent the underlying awards vest. This provision was not in the 2001 Plan.
Maximum Number of Shares Granted to a Participant:
Under the 2011 Plan, the maximum number of shares of common stock covered by awards which may be granted to any participant within any calendar year period cannot exceed 1,500,000 in the aggregate, except that in connection with participant’s initial service, a participant may be granted awards covering up to an additional 1,500,000 shares.

Under the 2001 Plan, the maximum number of shares of common stock covered by awards that could be granted to any participant within any two consecutive calendar year periods could not exceed 1,500,000 in the aggregate.

Clawback Policy:
Under the 2011 Plan, the Committee may require awards with performance goals under the 2011 Plan to be subject to any policy adopted by the Company relating to the recovery of that award to the extent it is determined that performance goals relating to the awards were not actually achieved. This provision was not in the 2001 Plan.

Authority of CEO to Approve Scheduled Annual Grants:
The 2011 Plan provides that the Chief Executive Officer may be delegated authority by the Committee to approve scheduled annual grants of awards. Only the Committee may grant awards to participants who are subject to Section 16 of the Securities Exchange Act of 1934, which includes the Company’s executive officers.  This provision was not in the 2001 Plan.

Other Changes:
The 2011 Plan provides that, if The Wall Street Journal is not available to determine the closing price of Company common stock, the Committee may use another reasonable method of valuation that complies with Section 409A of the Internal Revenue Code (the “Code”).

The 2011 Plan specifically expands the performance goals and provides they can include any other financial, accounting or quantitative metric determined by the Committee.

The 2011 Plan specifically provides that the Committee cannot change or modify performance criteria to increase the amount payable for any employee who is or may be a “covered employee” as defined in Section 162(m) of the Code.

The 2011 Plan provides additional administrative details regarding tandem grants, SARs, performance awards and other stock-based awards.

The 2011 Plan describes how the number of shares available for awards is reduced for exercises, settlements or vestings of awards.

Participants granted restricted shares or restricted share units under the 2011 Plan are no longer entitled to designate a beneficiary.  Upon a participant’s death the participant’s rights under the award will pass by will or the laws of descent and distribution.

The foregoing description of the 2011 Plan is qualified by reference to the full text of the 2011 Plan, a copy of which is attached as Exhibit 10.2 and incorporated by reference.

Item 5.07     Submission of Matters to a Vote of Security Holders

(a) - (b)  The Company’s 2011 Annual Meeting of Stockholders was held on Thursday, April 21, 2011, at the Four Seasons Resort and Club, 4150 North MacArthur Boulevard, Irving, Texas.

The final results of voting on each of the matters submitted to a vote of security holders at the 2011 Annual Meeting are as follows:

1.
Stockholders elected each of the Company’s 12 nominees for director to serve for a term to expire at the 2012 Annual Meeting of Stockholders and until their successors have been duly elected and qualified, as set forth below.

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
John R. Alm	276,707,934	1,897,136	1,103,452	69,845,495
John F. Bergstrom	269,392,564	9,191,000	1,124,957	69,845,495
Abelardo E. Bru	271,668,235	6,907,261	1,133,025	69,845,495
Robert W. Decherd	269,698,422	8,867,214	1,142,886	69,845,495
Thomas J. Falk	271,438,647	7,108,375	1,160,925	69,845,495
Mae C. Jemison, M.D.	271,549,580	7,033,099	1,125,806	69,845,495
James M. Jenness	271,774,075	6,828,891	1,105,555	69,845,495
Nancy J. Karch	252,738,417	25,790,552	1,179,552	69,845,495
Ian C. Read	271,517,392	7,075,127	1,116,001	69,845,495
Linda Johnson Rice	274,016,080	4,598,758	1,093,683	69,845,495
Marc J. Shapiro	276,963,783	1,633,307	1,111,431	69,845,495
G. Craig Sullivan	277,266,994	1,343,036	1,098,491	69,845,495

2.	Stockholders ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm to audit the Company’s financial statements for 2011, as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
343,169,352	4,563,798	1,820,866	0

3.	Stockholders approved the 2011 Directors Plan, as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
250,942,970	25,511,324	3,254,227	69,845,495

4.	Stockholders approved the 2011 Plan, as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
233,510,453	43,855,716	2,342,052	69,845,795

5.
Stockholders approved the advisory vote on the Company’s executive compensation program for its named executive officers, as disclosed in its proxy statement for the 2011 Annual Meeting, as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
253,117,820	22,430,478	4,160,099	69,845,495

6.	The option to hold advisory votes on the compensation of the Company’s named executive officers every one year received the highest number of votes.

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
233,619,661	1,686,067	42,107,647	2,294,921	69,845,720

(d)           On April 21, 2011, following the 2011 Annual Meeting of Stockholders, the Board adopted a resolution providing that an advisory vote on the compensation of the Company’s named executive officers would be held annually until the next required vote on the frequency of such votes.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

Exhibit No. 10.1     Kimberly-Clark Corporation 2011 Outside Directors’ Compensation Plan.

Exhibit No. 10.2     Kimberly-Clark Corporation 2011 Equity Participation Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBERLY-CLARK CORPORATION

Date: April 26, 2011	By: /s/ John W. Wesley
John W. Wesley
Vice President and Secretary

EXHIBIT INDEX

Exhibit No. 10.1           Kimberly-Clark Corporation 2011 Outside Directors’ Compensation Plan.

Exhibit No. 10.2           Kimberly-Clark Corporation 2011 Equity Participation Plan.